Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-129462, 333-167685, 333-216085, 333-238900 on Form S-8 of our reports dated February 26, 2026, relating to the consolidated financial statements of National HealthCare Corporation and the effectiveness of National HealthCare Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

February 26, 2026